Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Sustainable Green Team, Ltd. (the “Company”) on Form 10-Q for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Anthony J. Raynor, Chief Executive Officer of the Company, and I, Joshua Wethington, Chief Financial Officer of the Company, certify that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2023

/s/ Anthony J. Raynor
Chief Executive Officer
(principal executive officer)

/s/ Joshua Wethington
Chief Financial Officer
(principal financial officer)